Exhibit 99.1

CONTACT:
David Fry
Executive Vice President and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400
FOR IMMEDIATE RELEASE
Flushing Financial Corporation to Present at the
Raymond James 32nd Annual Institutional Investors Conference

LAKE SUCCESS, NY – March 4, 2011 — Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced that John R. Buran, the Company’s President and Chief Executive Officer, and David W. Fry, the Company’s Executive Vice President and Chief Financial Officer, will be participating in the Raymond James 32nd Annual Institutional Investors Conference on Monday, March 7, 2011.

WHO	Flushing Financial Corporation, with $4.3 billion in consolidated assets, is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. Flushing Bank is the trade name of Flushing Savings Bank, FSB. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its sixteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including cities, counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.
WHAT	Presentation at the Raymond James 32nd Annual Institutional Investors Conference.
WHERE/WHEN	Orlando, Florida at 4:35 p.m. Local Time on March 7, 2011.
PRESENTATION	The presentation will focus on the Company’s performance and its strategic operating objectives. The presentation will be available on the Company’s website, www.flushingbank.com, on March 7, 2011, and will remain available through the end of the month. The webcast of the presentation will be available through a link on the Company’s website. The webcast will also be accessible via: http://www.wsw.com/webcast/rj62/ffic/ Investors who wish to view the webcast will need to register at the above website prior to the presentation.
RECENT NEWS	●	February 16, 2011 – John E. Roe, Sr. Elected Chairman of the Board of Flushing Financial Corporation
	●	February 15, 2011 – Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share.
	●	February 10, 2011 – John R. Buran, President and Chief Executive Officer of Flushing Financial Corporation, Elected Chairman of the New York Bankers Association.
	●	January 25, 2011 – Flushing Financial Corporation Reports Record Net Income for 2010; GAAP Net Income Increases 52% and Core Net Income Increases 31%.
	●	January 3, 2011 – Flushing Bank Announces the Opening of a New Branch in Williamsburg.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingbank.com.

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